                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  Digitas Inc.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 04-3494311
---------------------------------------     ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


     The Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)             (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-93585
         ---------
      (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class              Name of Each Exchange on Which
         to be so Registered              Each Class is to be Registered
       -----------------------            ------------------------------
               None                                    None
       -----------------------            ------------------------------

     Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Common Stock of the registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus which forms a part of Amendment No. 2 to the Registration Statement on Form S-1 (File No.333-93585) filed under the Securities Act of 1933 with the Securities and Exchange Commission on February 23, 2000, as amended (the "Registration Statement"), which information is incorporated herein by reference.


ITEM 2.   EXHIBITS.

         (1) Specimen certificate for shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         (2) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         (3) By-laws of the Registrant (incorporated by reference to Exhibit
             3.2 to the Registration Statement).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                DIGITAS INC.



                                By: /s/ Marschall I. Smith
                                    -----------------------
                                    Marschall I. Smith
                                    General Counsel and Secretary


Dated:  February 25, 2000

                                       3